Exhibit 10.1

AMENDMENT NO. 1

TO THE

2007 EMPLOYEE EQUITY PARTICIPATION PLAN

OF COVANCE INC.

WHEREAS, Covance Inc. (the “Company”) has adopted the 2007 Employee Equity Participation Plan (the “Plan”); and

WHEREAS, Section 4(c) of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to prohibit the payment by the Company of cash for out of the money options;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: By amending Section 7 of the Plan in its entirety as follows:

“In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under any shareholders’ rights plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(a)  adjust the number and type of securities that thereafter may be issued under the Plan,

(b)  adjust the number and type of securities subject to outstanding Awards,

(c)   adjust the Grant Price or purchase price with respect to any Award, or

(d)   make provision for a cash payment to the holder of an outstanding Award; provided, however, that in no event shall a cash payment be made for any Option or SAR which has an exercise or grant price that is below the current Fair Market Value of the Common Stock.

However, no adjustment shall be authorized with respect to incentive stock options to the extent that the adjustment would cause the options to violate Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

In the event the Corporation acquires another entity by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 6 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

Subject to any required action by the Corporation’s shareholders, if the Corporation is a party to any merger or consolidation where the Corporation is not the survivor, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration (cash, shares or other consideration) on the same terms that a holder of the same number of Shares that are subject to the Participant’s Award would be entitled to receive pursuant to the merger or consolidation.”

SECOND:  By amending Section 11 of the Plan in its entirety as follows:

“During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended provided, however, that, in the discretion of the Committee, a Non-Statutory Option may, in connection with a Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.  Notwithstanding the forgoing, in no event shall any Award be transferred for value or consideration.”

THIRD: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company as of March 23, 2007.